                             EMPLOYMENT AGREEMENT                  EXHIBIT 10.18

       This AGREEMENT is made and entered into as of this 26 day of October, 1998, between Genesis Media Group, Inc. (the "COMPANY") and Michael F. Costa (the "EXECUTIVE").

               WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (the "AGREEMENT") and the Executive desires to accept such employment and to enter into the Agreement.

               NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and the Executive (individually a "PARTY" and together the "PARTIES") agree as follows:

       1.      DEFINITIONS.

               (a) "AFFILIATE" shall mean any corporation, partnership or other entity in which the Company owns, directly or indirectly, an equity interest of 50% or more or which owns, directly or indirectly, an equity interest of 50% in the Company.

               (b)    "BOARD" shall mean the Board of Directors of the Company.

               (c) "CAUSE" shall mean acts of moral turpitude; personal dishonesty; incompetence; negligence; willful misconduct; insubordination; conflict of interest or breach of fiduciary duty involving intent for or obtainment of material personal profit; any disclosure of confidential information; unjustifiable neglect of duties; willful violation of any law, rule or regulation (other than traffic offenses and the like); drug, alcohol or other substance abuse; any act or omission which has a material adverse effect on the Company's reputation or business; a material breach of any provision of this Agreement; or the Executive's failure to meet the performance goals set forth in
SECTION 6 on or before the dates specified therefor.

               (d) "CONFIDENTIAL INFORMATION" shall mean all nonpublic information respecting the Company's business, including, but not limited to, its products, research and development, processes, customer lists, marketing plans and strategies, and trade secrets. Confidential information does not include information that is, or becomes, available to the public unless such availability occurs through an unauthorized act on the part of the Executive.

               (e) "DISABILITY" shall mean the Executive's inability to render, for 180 days during any 365 day period, full and effective services hereunder by reason of permanent physical or mental disability, whether resulting from illness, accident or otherwise.

               (f) "SALARY" shall mean the salary provided for in SECTION 3 of this Agreement or any adjusted salary granted to the Executive by the Board.

               (g) "SALARY CONTINUATION PERIOD" shall mean the period after the termination of the Executive's employment pursuant to the terms of this Agreement during which the Executive is entitled to continued payment of the Salary.

               (h) "TERM OF THIS AGREEMENT" shall mean that period of time specified in SECTION 2(b).

               (i) "TERM OF EMPLOYMENT" shall mean the period of the Executive's employment by the Company.

       2.      TERM OF AGREEMENT, POSITION AND DUTIES.

               (a) The Company hereby employs the Executive and the Executive hereby accepts employment with the Company for the Term of this Agreement in the position and with the duties and responsibilities set forth below and upon such other terms and conditions as are hereinafter stated.

               (b) The term of this Agreement shall commence as of November 1st, 1998 and shall terminate upon the first to occur if (i) the termination of this Agreement as provided herein or (ii) October 31st, 2001. In the event that the Executive's Term of Employment continues beyond the Term of this Agreement, such continued employment shall be at will and no provision or condition of this Agreement shall govern such extended period of employment except as specifically noted herein.

               (c) During the Term of this Agreement, the Executive shall be employed as Vice President of Genesis Intermedia, Inc., a wholly-owned subsidiary of the Company. During the time as he serves in this position, the Executive shall serve under the direction of and report directly to the President and Chief Executive Officer of Genesis Intermedia, Inc., a wholly-owned subsidiary of the Company. During the Term of Employment, the Executive agrees to devote his full time and attention to carrying out his duties and responsibilities hereunder and shall use his best efforts, skills and abilities to further the interests of the Company. During the Term of Employment, the Executive may not serve on the board of directors of any other business entities without the express written permission of the Board and subject to such limitations as may be imposed by the Board in granting such permission.

       3.      SALARY.

               During the Term of this Agreement, the Executive shall be paid a salary by the Company at an annual rate of Eighty-Four Thousand Dollars ($84,000) payable in accordance with the Company's standard payroll practices. Such salary shall be reviewed at least annually for adjustment. Any adjustment shall be determined by the Board, in its sole discretion, as long as it is not reduced to below $84,000 per year.

       4.      ANNUAL BONUS.

               During the Term of Employment, the Board may grant the Executive an annual bonus. The amount of such annual bonus, if any, shall be determined by the Board, in its sole discretion.

       5.      EMPLOYEE BENEFIT PROGRAMS.

               During the Term of this Agreement, the Executive shall be eligible to participate in employee benefit plans and programs available, from time to time, to all senior executives of the Company. Specifically, the Executive shall be entitled to the current annual vacation entitlement as set by the Board, but not less than 10 business days of vacation for each employment year with the Company. The Executive shall be entitled to a pro rata share of an annual accrual for fractional years of employment with the Company.

               6. OPTIONS. The Company desires to provide the Executive with an incentive to contribute to the success of the Company. The Executive will, therefore, receive options (the "OPTIONS") to purchase up to an aggregate of 75,000 shares of the common stock of the Company (the "COMMON STOCK") upon the achievement of the performance goals described herein. The Options shall be granted and become exercisable in three
(3) separate installments, the Executive having the right hereunder to purchase from the Company up to the following number of shares of Common Stock, subject to the following conditions, in a cumulative fashion:

       (a) up to twenty-five thousand (25,000) shares of Common Stock at a price of Eleven Dollars ($11.00) per share, if the Executive successfully installs a communications system kiosk and video network known as the "CenterlinQ System" in five (5) additional shopping centers on or before July 1, 1999;

       (b) an additional twenty-five thousand (25,000) shares of Common Stock at a price of Thirteen Dollars ($13.00) per share, if the Executive successfully installs the CenterlinQ System in an additional ten (10) shopping centers on or before July 1, 2000; and

       (c) an additional twenty-five thousand (25,000) shares of Common Stock at a price of Fifteen Dollars ($15.00) per share, if the Executive successfully installs the CenterlinQ System in an additional twenty (20) shopping centers on or before January 1, 2002.

       The Options shall be granted and be immediately exercisable on the date the respective performance goal is achieved, provided that such goal is achieved on or before the date specified therefor. If on the date specified for the achievement of a particular goal the goal has not been achieved in whole, but has been in part, then the Executive shall be entitled to receive a percentage of the total Options issuable on such date equal to the percentage that the number of malls installed with respect to such incremental goal represents of the total of the malls targeted for installation in such incremental goal. Funding for the installation in the malls is to be available in each case in accordance with the typical costs and timing for such efforts. Failure to provide such funding in accordance with the agreed development plan therefor will trigger an immediate vesting of all options that would otherwise vest in connection with such installment. The parties hereto agree that to the extent permissible the Options will be part of the Company's Incentive Stock Option Plan, the parties understanding and agreeing that if on the date of grant of any such Option the exercise price thereof is less than the then-current fair market value of the Company's Common Stock, then such Option will be a non-qualified option.

       The Executive may exercise the Options with respect to all or any part of the number of shares then exercisable by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of shares which shall be exercised and the date of exercise thereof. Full payment by the Executive of the exercise price for the shares purchased shall be made on or before the exercise date specified in the notice of exercise.

       The Options and all rights hereunder with respect thereto to the extent such rights shall not have been exercised, shall terminate and become null and void at 5:00 p.m. PT on January 30, 2003. In the event, however, that the Executive's employment is terminated by the Company during the term of this Agreement (i) due to Death, the Options, to the extent not previously exercised, shall terminate and become null and void on the earlier of (x) one (1) year following the date of the Executive's Death or (y) January 30, 2003; (ii) due to Disability, the Options, to the extent not previously exercised, shall terminate and become null and void one (1) year following the date on which the Executive is terminated due to Disability; (iii) for Cause, the Options, to the extent not previously exercised, shall terminate and become null and void immediately; (iv) without Cause, the Options, to the extent not previously exercised, shall terminate and become null and void on the thirtieth (30th) day folowing the date of the

Executive's termination without Cause. Additionally, in the event that the Executive resigns for any reason, the Options, to the extent not previously exercised, shall become null and void immediately.

       7. LOAN. The Executive shall receive a loan from the Company in the principal amount of Forty Thousand Dollars ($40,000) on January 1, 1999, according to the terms of a promissory note attached hereto as Exhibit A.


8.     TERMINATION OF EMPLOYMENT.

               (a) TERMINATION DUE TO DEATH. In the event of the death of the Executive during the Term of this Agreement, this Agreement shall immediately terminate and the estate or other legal representative of the Executive shall be entitled to:

                      (i) Salary at the rate in effect at the time of the Executive's death, through the end of the month in which his death occurs; and

                      (ii) any other rights and benefits available under employee benefit programs of the Company in which the Executive was a participant at the time of his death, determined in accordance with the applicable terms and provisions of such programs.

               (b) TERMINATION DUE TO DISABILITY. The Company may terminate the Executive's employment due to the Disability of the Executive. In the event of such a termination of the Executive's employment due to Disability during the Term of this Agreement, this Agreement shall immediately terminate and the Executive shall be entitled to:


                      (i) Salary at the rate in effect at the time the Executive's Disability is deemed to have commenced, through the date on which he is terminated due to Disability; and

                      (ii) any other rights and benefits available under employee benefit programs of the Company in which the Executive was a participant at the time of his Termination Due to Disability, determined in accordance with the applicable terms and provisions of such programs.

               (c) TERMINATION FOR CAUSE. The Executive's employment may be terminated immediately by the Company for Cause. In the event the Executive's employment is terminated for Cause during the Term of this Agreement, the Executive shall be entitled to:

                      (i) Salary at the rate in effect at the time of the Termination for Cause, through the date on which such Termination for Cause occurs; and

                      (ii) any other rights and benefits available under employee benefit programs of the Company in which the Executive was a participant at the time of the Termination for Cause, determined in accordance with the applicable terms and provisions of such programs.

               (d) TERMINATION WITHOUT CAUSE. In the event that the Executive's Term of Employment continues beyond the Term of this Agreement, such continued employment shall be at will and may be terminated without Cause, as provided in this subsection. "TERMINATION WITHOUT CAUSE" shall mean a termination of the Executive's employment by the Company during the Term of this Agreement other than due to Death, due to Disability or for Cause.

               In the event there is a Termination Without Cause of the Executive's employment, the Executive shall be entitled to:

                      (i) Salary at the rate in effect immediately prior to the Termination Without Cause, for a period which shall end upon the end of the sixth (6th) month following such termination of employment, PROVIDED, HOWEVER, any Salary due the Executive under this subsection shall be off-set by any compensation earned by the Executive in respect of reemployment during the Salary Continuation Period;

                      (ii) Accelerated grant of unmatured installments of the Options to which the Executive would be entitled under SECTION 6 of this Agreement; and

                      (iii) any other rights and benefits available under employee benefit programs of the Company in which the Executive was a participant at the time of his Termination Without Cause, determined in accordance with the applicable terms and provisions of such programs;

PROVIDED, HOWEVER, that if at any time during the Salary Continuation Period, the Company becomes aware of any action on the part of the Executive that would constitute grounds for termination of the Executive's employment by the Company for Cause, the Company shall be under no obligation to make any payments or provide any rights or other benefits due under this Agreement.

               Any payments received by the Executive under this Agreement that are attributable to the termination of the Executive's employment shall be in full and complete satisfaction of any and all claims the Executive may have against the Company which are, in any way, related to the employment relationship between the Executive and the Company.

       9.      INDEMNIFICATION.

               (a) The Company agrees that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company (a "PROCEEDING"), he shall be indemnified by the Company to the fullest extent authorized by Delaware law, consistent with the Company's certificate of incorporation (or charter) and by-laws, against expenses, liabilities and losses reasonably incurred or suffered by the Executive in connection therewith; PROVIDED, HOWEVER:

                      (i) written notice of such Proceeding is given promptly to the Company by the Executive;

                      (ii) the Company is permitted to participate in and assume the defense of such Proceeding; and

                      (iii) such liability results from the final judgment of a court of competent jurisdiction or, as a result of a settlement entered into with the prior written consent of the Company or is required (x) by such court as a bond, payment into escrow or similar payment, or (y) otherwise to forestall imminent attachment or similar process against any of the Executive's assets, and,

PROVIDED FURTHER that the Company agrees to indemnify the Executive if he seeks indemnification in connection with a Proceeding (or part thereof) initiated by the Executive only if such Proceeding (or part thereof) was authorized by the Board.

               (b)    Notwithstanding anything to the contrary in SUBSECTION
(a) above, the Company shall be under no obligation to indemnify the Executive with respect to any act or acts of the Executive:

                      (i) in a knowing violation of any written agreement between the Executive and the Company;

                      (ii) for which a court, having jurisdiction in the matter, determines that indemnification is not lawful; or

                      (iii) which a court, having jurisdiction in the matter, determines to have been knowingly and fraudulently committed by the Executive or which is the result of willful misconduct by the Executive.

       10.     COVENANT NOT TO COMPETE OR ENGAGE IN CERTAIN OTHER ACTS.

               (a) During the Term of Employment, and for a period equal to the greater of (x) 24 months following the end of the Term of Employment or (y) the Salary Continuation Period, the Executive shall not, except while employed by the Company, in the business of and for the benefit of the Company, directly or indirectly, engage in any business whether as an employee, consultant, partner, principal, agent, representative or stockholder or in any other corporate or representative capacity, if it involves:

                      (i) manufacturing, purchasing, marketing or selling any item or service that is manufactured, purchased, marketed or sold by the Company or any of its Affiliates in the State of California;

                      (ii) rendering services or advice pertaining to the manufacturing, purchasing, marketing or selling of any item or service manufactured, purchased, marketed or sold by the Company or any Affiliate to, or on behalf of, any person, firm or corporation in the State of California; or

                      (iii) engaging, in, or rendering services or advice pertaining to any other line of business that the Company, or any Affiliate, was actively conducting or actively considering during the Term of Employment with the Company, in competition with the Company, or any Affiliate, in the State of California in the same aspect of such line of business as the Company or any such Affiliate.

               (b) The Executive agrees that for the Term of Employment and for the period described in SUBSECTION (a) above, except when acting on behalf of the Company or an Affiliate, he shall not:

                      (i) assist any other entity to enter into any line of business that the Company, or any Affiliate, was actively conducting or was actively considering during the Term of Employment in the State of California;

                      (ii) take any action to divert any business from the Company, or from any Affiliate, or any business which was under active consideration by the Company, or by any Affiliate, during the Term of Employment; or

                      (iii) induce customers, suppliers, agents, franchisees or other persons under contract or franchise or otherwise doing business with the Company, to terminate, reduce or alter business with or from the Company or any Affiliate.

The subsections of this Section are intended by the Parties as separate and divisible provisions and if, for any reason, any one of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision shall thereby be affected. It is the intention of the Parties that the restrictions on the Executive's future employment imposed by this Section be reasonable in both duration and geographic scope. If for any reason any court of competent jurisdiction shall find the provisions of this Section unreasonable in duration or geographic scope, the Parties hereby agree that the prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction. It is further agreed that any limitations on the restrictions such court shall impose shall apply only with respect to the operations of such restrictions in the particular jurisdiction in which such adjudication is made.

               The Executive understands that the provisions of this Section may limit his ability to earn a livelihood in a business similar to the business of the Company, but nevertheless believes that he shall receive sufficient remuneration and other benefits hereunder to justify the restrictions contained in such provisions which, given his education, skills and abilities, he does not believe would prevent him from earning a living.

               (c) The Executive agrees that for the Term of Employment and for the period described in SUBSECTION (a) above, except when acting on behalf of the Company or any Affiliate, he shall not induce any person in the employment of the Company or any Affiliate to (i) terminate such employment, (ii) accept employment with anyone other than the Company or any Affiliate or (iii) interfere with the business of the Company or any Affiliate in any material manner.

               (d) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement.

       11.     INVENTIONS.

               (a) The Executive shall, during the Term of Employment, disclose to the Company, immediately after the same is made, discovered or devised, any improvement, process, development, discovery or invention (including works of authorship, trade secrets, technology, computer programs, formulas, compositions, ideas, designs, techniques and data, whether or not patentable or otherwise capable of being protected and whether or not related to technical or commercial matters) which he may make, discover or devise (alone or in conjunction with others) either:

               (i) in the course of his normal duties (or of duties specifically assigned to him);

               (ii)   as a result of knowledge gained during his employment; or

               (iii) as a result of the use by the Executive of materials, equipment or facilities of the Company.

Subject to SUBSECTIONS (b) AND (c) below, all such items shall become the absolute property of the Company without further payment and the Executive shall satisfy his obligation in this regard by presenting the same to the Company.
The Executive hereby assigns any and all rights in such items to the Company. The Executive shall not at any time during the Term of Employment (except in the performance of his duties) or thereafter, disclose any such improvement, process, development, discovery or invention to any third party and, further, shall, if and whenever required so to do by the Company (at the Company's expense), do all acts and things as the Company may reasonably require for obtaining any patent or other protection in respect thereof and vesting the same and all rights therein in the Company or as the Company may direct; provided that the above restriction shall not apply to any such improvement, process, development, discovery or invention which is or becomes generally available to the public other than as a result of disclosure by the Executive or by any person to whom he has made such disclosure.

               (b) In respect of any particular improvement, process, development, discovery or invention which is not covered by SUBSECTION (a) above, the Executive shall (before exploiting or disclosing the same or otherwise committing himself to a third party) discuss any such item with the Company to ascertain whether or not it would be in the best interest of the Company for the Company to take an assignment or license thereof.

               (c) The Executive agrees that all inventions which the Executive makes, conceives, reduces to practice or develops (in whole or in part, either alone or jointly with others) during his employment shall be the sole property of the Company to the maximum extent permitted by Section 2870 of the California Labor Code, a copy of which is attached hereto as Exhibit B, and hereby assigns such inventions, and all rights therein, to the Company. No assignment in this Agreement shall extend to inventions, the assignment of which is prohibited by Labor Code section 2870. The Company shall be the sole owner of all rights in connection therewith.

               (d) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement, including, without limitation, his obligation to do all acts and other things that the Company may reasonably require for obtaining any patent or other protection in respect of any improvement, process, development, discovery, or invention, and his obligation to disclose to the Company, immediately after the same is made, discovered or devised, any improvement, discovery or invention as provided in SUBSECTION (a) above.

       12.     COVENANTS TO PROTECT CONFIDENTIAL INFORMATION.

               (a) The Executive shall not, during the Term of Employment or thereafter, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership or corporation, except while employed by the Company in the business of and for the benefit of the Company or when required to do so by a lawful order of a court of competent jurisdiction, any Confidential Information.

               (b) Except as may be otherwise consented to in writing by the Company, the Executive shall proffer to an appropriate officer of the Company, at the termination of his employment, without retaining any copies, notes or excerpts thereof, all memoranda, diaries, notes, records, cost information, customer lists, marketing plans and strategies, and any other documents containing any Confidential Information made or compiled by, or delivered or made available to, or otherwise obtained by the Executive in his possession or subject to his control at such time except that the Executive may proffer a legible copy, and retain the original, of any personal diary or personal notes.

               (c) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement.

       13. REMEDY FOR VIOLATION OF NONCOMPETITION, CONFIDENTIAL INFORMATION OR INVENTIONS PROVISIONS.

               (a) The Executive acknowledges that the Company has no adequate remedy at law and would be irreparably harmed if the Executive breaches or threatens to breach the provisions of SECTION 8, 9 OR 10 above, and, therefore, agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of any of those sections, and to specific performance of the terms of each of such sections in addition to any other legal or equitable remedy it may have. The Executive further agrees that he shall not, in any equity proceeding involving him relating to the enforcement of
SECTION 8, 9, OR 10 above, raise the defense that the Company has an adequate remedy at law. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

               (b) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement.

               Notwithstanding anything herein to the contrary, in no event shall the Company be obligated to provide payments or benefits pursuant to this
Section if, and to the extent, such payments or benefits would be nondeductible for Federal income tax purposes as a result of the application of Section 280G of the Internal Revenue Code of 1986. Any determination to be made with respect to this clause shall be made by the Company's regular independent certified accountants.

       14.     BINDING ARBITRATION.

               Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

       15.     WITHHOLDING.

               Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

       16.     ASSIGNABILITY; BINDING NATURE.

               This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and assigns. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits hereunder, which may be transferred only by will or operation of law and subject to the limitations of this Agreement.

       17.     REPRESENTATION.

               The Executive represents and warrants that the performance of the Executive's duties under this Agreement will not violate any agreement between the Executive and any other person, firm, partnership, corporation or organization.

       18.     MUTUAL INTENT.

               The language used in this Agreement is the language chosen by the Parties to express their mutual intent. The Parties agree that in the event that any language, section, clause, phrase or word used in this Agreement is determined to be ambiguous, no presumption shall arise against or in favor of either Party and that no rule of strict construction shall be applied against either Party with respect to such ambiguity.

       19.     ENTIRE AGREEMENT.

               This Agreement contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

       20.     AMENDMENT OR WAIVER.

               No provision in this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by a duly authorized officer of the Company. No waiver by the Company of any breach by the other Party of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.

       21.     SEVERABILITY.

               In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

       22.     SURVIVORSHIP.

               The respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section are in addition to the survivorship provisions of any other section of this Agreement.

       23.     GOVERNING LAW/JURISDICTION.

               This Agreement shall be governed by and construed and interpreted in accordance with the laws of the state of California without reference to principles of conflict of laws. The Parties agree to submit exclusively to the jurisdiction of the courts of the State of California with respect to any controversy, dispute or claim arising out of this Agreement.

       24.     NOTICES.

               Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered (whether by telecopy or otherwise) or two days after being sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give notice of:

       If to the Company:

               Genesis Media Group, Inc.
               13063 Ventura Boulevard
               Studio City, California 91604-2238
               Attn: Ramy El-Batrawi

       With a copy to:

               Nida & Maloney PC
               800 Anacapa Street
               Santa Barbara, California 93110
               Attn: Theodore R. Maloney, Esq.

       If to the Executive:

               Michael F. Costa
               _________________
               _________________
               _________________

       25.     HEADINGS.

               The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

       26.     COUNTERPARTS.

               This Agreement may be executed in two or more counterparts.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                   GENESIS MEDIA GROUP, INC.


                                   By:  /s/ Ramy El-batrawi
                                        -------------------

                                   /s/ Michael F. Costa
                                   --------------------
                                   MICHAELF.COSTA